Exhibit 99.1
1stDibs Reports Third Quarter 2021 Financial Results

Q3 Gross Merchandise Value Increased 25% Year-Over-Year to $109 million
Q3 Net Revenue Increased 22% Year-Over-Year to $25.6 million

New York, NY — November 10, 2021 — 1stdibs.com, Inc. (NASDAQ: DIBS), a leading online marketplace for luxury design products, today reported financial results for its third quarter ended September 30, 2021.
Third Quarter 2021 Financial Highlights
•Net revenue was $25.6 million, an increase of 22% year-over-year.
•Gross profit was $18.1 million, an increase of 23% year-over-year.
•Gross margin was 70.6%, compared to 69.9% in the third quarter 2020.
•GAAP net loss was $6.6 million, compared to $1.4 million in the third quarter 2020.
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $(5.4) million and (21.0)%, respectively, compared to $(0.5) million and (2.2)%, respectively, in the third quarter 2020.
•Cash and cash equivalents totaled $167.1 million as of September 30, 2021.

"While the macro environment remains unpredictable, we delivered GMV above the high-end of our guidance range and made progress on our strategic initiatives during the third quarter," said David Rosenblatt, 1stDibs Chief Executive Officer. "As we look forward, we’re well positioned to benefit from the continued shift to digital and the extensibility of our platform, which allows us to efficiently enter adjacent markets, launch new features, and potentially unlock large GMV opportunities."

Tu Nguyen, Chief Financial Officer of 1stDibs said, "Marketplace dynamics remained healthy in the third quarter with traffic, average order value, and conversion all increasing year-on-year. Growing GMV in a disciplined manner remains our top priority and we are investing against our opportunities. Our asset-light business model, highly variable cost structure, and stable buyer cohort behavior gives us the confidence to invest for the long term."

Other Recent Business Highlights and Key Operating Metrics
•Announced the launch of 1stDibs Auctions which allows buyers to bid on their favorite items—spanning furniture, home décor, art, fine jewelry, watches, handbags, and fashion.
•Gross Merchandise Value ("GMV") was $109 million, an increase of 25% year-over-year.
•Number of Orders was approximately 37K, an increase of 16% year-over-year.
•Active Buyers was approximately 72K, an increase of 35% year-over-year.

Financial Guidance and Outlook
The company’s fourth quarter guidance is based upon our best view today.

Q4 2021 Guidance
GMV	$117 million - $121 million
Net revenue	$26.5 million - $27.2 million
Adjusted EBITDA margin (non-GAAP)	(21%) - (18%)

Actual results may differ materially from our Financial Guidance and Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.
A reconciliation of our non-GAAP guidance measure (adjusted EBITDA) to a corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense is impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Webcast Information
1stDibs will host a webcast to discuss its third quarter 2021 financial results today at 5:00 p.m. Eastern Time. Investors and participants can access the webcast at the 1stDibs Investor Relations website (investors.1stdibs.com). A replay of the webcast will be available through the same link following the webcast, for one year thereafter.

Disclosure Information
In compliance with disclosure obligations under Regulation FD, 1stDibs announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, company blog posts, public conference calls and webcasts, as well as the investor relations website.

Lock-up Release
1stDibs today announced the early lock-up release (prior to the expiration of the full 180-day restricted period) with respect to the company’s common stock, par value $0.01 per share (the “shares”), pursuant to the terms of the lock-up agreements (“lock-up agreements”) entered into by 1stDibs equityholders, including current executive officers and directors, with the underwriters of the company’s initial public offering.

Pursuant to the terms of the lock-up agreements, the lock-up restrictions will end with respect to the shares (including shares underlying vested stock options) on November 15, 2021. Accordingly, 1stDibs estimates that up to approximately 31.3 million shares will become eligible for sale in the public market at the open of trading on November 15, 2021, subject to applicable restrictions under the Securities Act of 1933, as amended, including Rule 144 and Rule 701.

About 1stDibs
1stDibs is a leading online marketplace for connecting design lovers with highly coveted sellers and makers of vintage, antique, and contemporary furniture, home décor, art, jewelry, watches and fashion.

Media Contact:
Jennifer Miller
jennifer.miller@1stdibs.com

Investor Relations Contact:
Kevin LaBuz
investors@1stdibs.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including, but not limited to, statements regarding our product roadmap, opportunities to grow our new verticals, expand geographically, and enhance our marketplace for buyers and sellers, our intent to continue to invest for sustainable growth in a disciplined manner and anticipated returns on those investments, our auctions offering; our future results of operations and financial position, including our financial guidance and outlook, and the impact of the coronavirus (COVID-19) pandemic and our response to it, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "continue," or “opportunity” or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including the final prospectus relating to our initial public offering and our periodic reports. We qualify all of our forward-looking statements by these cautionary statements.

Key Operating Metrics Definitions
Gross Merchandise Value
We define GMV as the total dollar value from items sold by our sellers through 1stDibs in a given month, minus cancellations within that month, and excluding shipping and sales taxes. GMV includes all sales reported to us by our sellers, whether transacted through the 1stDibs marketplace or reported as an offline sale. We view GMV as a measure of the total economic activity generated by our online marketplace, and as an indicator of the scale and growth of our online marketplace and the health of our ecosystem. Our historical growth rates for GMV may not be indicative of future growth rates in GMV.
Number of Orders
We define Number of Orders as the total number of orders placed or reported through the 1stDibs marketplace in a given month, minus cancellations within that month. Our historical growth rates for Number of Orders may not be indicative of future growth rates in Number of Orders.

Active Buyers
We define Active Buyers as buyers who have made at least one purchase through our online marketplace during the 12 months ended on the last day of the period presented, net of cancellations. A buyer is identified by a unique email address; thus an Active Buyer could have more than one account if they were to use a separate unique email address to set up each account. We believe this metric reflects scale, engagement and brand awareness, and our ability to convert user activity on our online marketplace into transactions. Our historical growth rates for Active Buyers may not be indicative of future growth rates in new Active Buyers.

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$167,094	$54,862
Accounts receivable, net of allowance for doubtful accounts of $40 and $51 at September 30, 2021 and December 31, 2020, respectively	858	887
Prepaid expenses	5,162	1,603
Receivables from payment processors	4,008	3,052
Other current assets	1,400	3,665
Total current assets	178,522	64,069
Property and equipment, net	4,585	5,136
Goodwill	7,199	7,212
Intangible assets, net	1,212	1,352
Other assets	3,540	3,573
Total assets	$195,058	$81,342
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,713	$4,548
Payables due to sellers	9,108	4,493
Accrued expenses	11,277	9,452
Other current liabilities	3,701	4,918
Total current liabilities	27,799	23,411
Other liabilities	3,247	3,352
Total liabilities	31,046	26,763
Commitments and contingencies
Redeemable convertible preferred stock (Series A, B, C, C-1, and D), $0.01 par value; zero and 57,771,864 shares authorized; zero and 19,243,795 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of zero and $301,300 as of September 30, 2021 and December 31, 2020, respectively	—	298,525
Stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 10,000,000 and zero shares authorized as of September 30, 2021 and December 31, 2020, respectively; zero shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value; 400,000,000 and 105,767,092 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 37,873,700 and 11,376,048 shares issued as of September 30, 2021 and December 31, 2020, respectively; and 37,865,143 and 11,376,048 shares outstanding as of September 30, 2021 and December 31, 2020, respectively	379	114
Additional paid-in capital	424,260	—
Accumulated deficit	(260,395)	(243,858)
Accumulated other comprehensive loss	(232)	(202)
Total stockholders’ equity (deficit)	164,012	(243,946)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$195,058	$81,342

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenue	$25,576	$20,970	$75,801	$57,989
Cost of revenue	7,515	6,318	21,861	19,263
Gross profit	18,061	14,652	53,940	38,726
Operating expenses:
Sales and marketing	12,863	8,544	35,652	26,037
Technology development	4,775	4,064	13,261	12,384
General and administrative	6,079	2,923	15,229	9,109
Provision for transaction losses	1,270	916	3,786	2,656
Total operating expenses	24,987	16,447	67,928	50,186
Loss from operations	(6,926)	(1,795)	(13,988)	(11,460)
Other income (expense), net:
Interest income	57	23	92	178
Interest expense	(3)	—	(12)	(10)
Other, net	285	402	1,032	357
Total other income (expense), net	339	425	1,112	525
Net loss before income taxes	(6,587)	(1,370)	(12,876)	(10,935)
Provision for income taxes	—	(2)	—	(3)
Net loss	(6,587)	(1,372)	(12,876)	(10,938)
Accretion of redeemable convertible preferred stock to redemption value	—	(3,827)	(7,061)	(11,232)
Net loss attributable to common stockholders	$(6,587)	$(5,199)	$(19,937)	$(22,170)
Net loss per share attributable to common stockholders—basic and diluted	$(0.17)	$(0.47)	$(0.90)	$(2.01)
Weighted average common shares outstanding—basic and diluted	37,832,796	11,042,883	22,066,629	11,017,101

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(12,876)	$(10,938)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,399	5,082
Stock-based compensation expense	1,831	632
Change in fair value of deferred acquisition consideration	427	—
Provision for transaction losses and eCommerce returns	320	386
Amortization of costs to obtain revenue contracts	350	365
Deferred rent	(146)	(2,789)
Other, net	75	41
Changes in operating assets and liabilities:
Accounts receivable	(59)	(249)
Prepaid and other current assets	(2,822)	1,715
Receivables from payment processors	(957)	(230)
Other assets	(113)	(129)
Accounts payable and accrued expenses	1,633	(253)
Payables due to sellers	4,615	1,451
Other current liabilities and other liabilities	(195)	(688)
Net cash used in operating activities	(5,518)	(5,604)
Cash flows from investing activities:
Development of internal-use software	(1,605)	(1,430)
Purchases of property and equipment	(93)	(31)
Other, net	(13)	—
Net cash used in investing activities	(1,711)	(1,461)
Cash flows from financing activities:
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	122,993	—
Proceeds from exercise of stock options	2,229	690
Payment of deferred acquisition consideration	(640)	—
Payment of deferred offering costs	(5,032)	—
Net cash provided by financing activities	119,550	690
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(89)	(99)
Net increase (decrease) in cash, cash equivalents, and restricted cash	112,232	(6,474)
Cash, cash equivalents, and restricted cash at beginning of the period	58,195	58,804
Cash, cash equivalents, and restricted cash at end of the period	$170,427	$52,330

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
In this press release, we provide Adjusted EBITDA, a non-GAAP financial measure that represents our net loss adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) other income (expense), net; and (4) provision for income taxes. We also provide Adjusted EBITDA Margin, a non-GAAP financial measure that presents Adjusted EBITDA divided by net revenue. Below is a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.
We have included Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures, because they are key measures used by our management team to help us to assess our operating performance and the operating leverage in our business. We also use these measures to analyze our financial results, establish budgets and operational goals for managing our business, and make strategic decisions. We believe that Adjusted EBITDA and Adjusted EBITDA Margin help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses that we exclude from Adjusted EBITDA and Adjusted EBITDA Margin. Accordingly, we believe that these metrics provide useful information to investors and others in understanding and evaluating our results of operations, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in their financial and operational decision-making. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance.
The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP. Further, these non-GAAP financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. Accordingly, these non-GAAP financial measures should be considered as supplemental in nature, and are not intended, and should not be construed, as a substitute for the related financial information calculated in accordance with GAAP. These limitations of Adjusted EBITDA and Adjusted EBITDA Margin include the following:
•The exclusion of certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets. While these are non-cash charges, we may need to replace the assets being depreciated and amortized in the future and Adjusted EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements;
•The exclusion of other income (expense), net, which includes interest income related to our cash equivalents and our notes receivable from related party, which were paid in full in December 2020, interest expense, and realized and unrealized gains and losses on foreign currency exchange; and

•The exclusion of stock-based compensation expense, which has been a significant recurring expense and will continue to constitute a significant recurring expense for the foreseeable future, as equity awards are expected to continue to be an important component of our compensation strategy.
Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net loss and our other GAAP results. The information in the tables below sets forth the non-GAAP financial measures along with the most directly comparable GAAP financial measures.

1STDIBS.COM, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,
	2021	2020
Net loss	$(6,587)	$(1,372)
Excluding:
Depreciation and amortization	765	1,116
Stock-based compensation expense	789	217
Other income (expense), net	(339)	(425)
Provision for income taxes	—	2
Adjusted EBITDA (non-GAAP)	$(5,372)	$(462)
Divided by:
Net revenue	$25,576	$20,970
Adjusted EBITDA Margin (non-GAAP)	(21.0)%	(2.2)%